Exhibit 10.18
Execution Version

ELEVENTH AMENDMENT TO CREDIT AGREEMENT

This ELEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 12, 2024 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Existing Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party hereto (which Lenders comprise Super-Majority Required Lenders under the Existing Credit Agreement as of the date hereof), Barnes & Noble Education, Inc., a Delaware corporation (the “Lead Borrower”), the other borrowers party hereto (collectively with the Lead Borrower, the “Borrowers”) and the other parties party hereto as “Guarantors” (collectively with the Borrowers, the “Loan Parties”). References herein to a Lender shall be deemed to include each such Lender in its capacity as an LC Issuer and/or the Swing Line Lender.
W I T N E S E T H :
WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and/or as agents, the Borrowers and the Guarantors are parties to that certain Credit Agreement, dated August 3, 2015 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2017, that certain Second Amendment, Waiver and Consent to Credit Agreement, dated as of March 1, 2019, that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of March 31, 2021, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2022, that certain Fifth Amendment to Credit Agreement, dated as of June 7, 2022, that certain Sixth Amendment to Credit Agreement, dated as of March 8, 2023, that certain Seventh Amendment to Credit Agreement, dated as of May 24, 2023, that certain Eighth Amendment to Credit Agreement, dated as of July 28, 2023, that certain Ninth Amendment to Credit Agreement, dated as of October 10, 2023, that certain Tenth Amendment to Credit Agreement, dated as of December 12, 2023 and as further amended, restated, amended and restated, supplemented or modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement, as modified by this Amendment (the “Amended Credit Agreement”).
WHEREAS, the Borrowers have requested that the Administrative Agent and the Super-Majority Required Lenders agree to make certain amendments to the Existing Credit Agreement, as more specifically set forth herein.
WHEREAS, the Administrative Agent and the Super-Majority Required Lenders are willing to make certain amendments to the Existing Credit Agreement, all subject to the terms and conditions set forth herein, as more specifically set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Approved Budget. On and after the Eleventh Amendment Effective Date, each reference in the Amended Credit Agreement to the “Approved Budget” shall initially mean and be a reference to the cash flow forecast attached hereto as Annex I and thereafter shall mean, as of any date of determination, the most recently delivered Approved Budget Update.
2.Accommodation Period Termination Event. Each of the Loan Parties acknowledge and agree that an Accommodation Period Termination Event occurred on January 19, 2024 due to the Loan Parties’ failure to timely satisfy the covenant set forth in Section 2 of Schedule 1.06 to the Existing Credit Agreement. As a result of the foregoing, the subsequent Accommodation Periods described in clauses (b) and (c) of the definition of “Accommodation Period” in the Existing Credit Agreement were deemed to have never commenced.
3.Amendments to Existing Credit Agreement. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 5 of this Amendment, the Existing Credit Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), as set forth in the changed pages to the Amended Credit Agreement attached hereto as Annex II.
4.Post-Closing Covenants. The Loan Parties shall deliver (or shall cause to be delivered) the following documents or shall complete (or shall cause to be completed) the following tasks, as applicable, in each case no later than the dates specified below:
(a)    The Loan Parties shall commence all preparatory steps as may be reasonably requested by the Administrative Agent to effect the implementation of the final Contingency Transition Plan, including taking all actions (by the timeframes specified therefor) as may be agreed to separately by the Lead Borrower and the Administrative Agent as of the date hereof, in each case to the reasonable satisfaction of the Administrative Agent (the “Contingency Plan Requirements”).
(b)    On or before March 14, 2024 (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Loan Parties shall (and shall cause their advisors and representatives to) be available to conduct an in-person meeting (or, if agreed to by the Administrative Agent in its sole discretion, a video or telephonic meeting) with the Administrative Agent and its advisors and representatives (including counsel) to discuss the Contingency Plan Requirements and other alternative transactions.
(c)    On or before April 3, 2024 (the “Anticipated Signing Date”), the Administrative Agent shall have received the following documents, each of which shall be in form and substance satisfactory to the Administrative Agent in its sole discretion (provided that, the Anticipated Signing Date may be extended in writing by the Administrative Agent (in its sole discretion) to April 10, 2024 (the “Extended Signing Date”)): (i) a duly executed and effective commitment letter by one or more financial institutions and the Lead Borrower, which shall, among other things, provide for debt financing sufficient (when taken together with the equity commitments set forth in the Standby Purchase Agreements referred to below) to cause all Secured Obligations to be Fully Satisfied (the “Debt Financing”) and provide for an outside closing date of no later than May 1, 2024 (the “Targeted Closing Date”) (the “Debt Financing Commitment Letter”); (ii) a duly executed and effective commitment letter by TopLids LendCo, LLC, each other lender party thereto and the Lead Borrower, which shall, among other things, permit the incurrence of the Debt Financing, contemplate certain amendments to the Subordinated Term Loan Agreement and provide for an outside closing date of no later than the Targeted Closing Date (the “2L Commitment Letter”); and (iii) Standby Purchase Agreements between the Lead Borrower and one or more existing equity holders of the Lead Borrower or other Persons (in each case, acceptable to the Administrative Agent), which shall, among other things, provide for backstop equity commitments to purchase additional equity interests of the Lead Borrower or other equity purchases (in each case, acceptable to the Administrative Agent) and provide for an outside closing date of no later than the Targeted Closing Date (collectively, the “Standby Purchase Agreements”).
(d)    Within one (1) Business Day (or such later date as agreed to in writing by the Administrative Agent in its reasonable discretion) after the Anticipated Signing Date (or, to the extent that such date has been extended pursuant to clause (c) above, the Extended Signing Date), the Loan Parties shall have filed a Form S-1 Registration Statement, which shall be in form and substance acceptable to the Administrative Agent in its sole discretion (the “Form S-1”, together with the Standby Purchase Agreements, the Debt Financing Commitment Letter and the 2L Commitment Letter, collectively, the “Specified Refinancing Documents”) with each applicable Governmental Authority (including the SEC) necessary for consummation of the transactions contemplated therein.
(e)    On or before the Targeted Closing Date, the Loan Parties shall have consummated the transactions contemplated by the Specified Refinancing Documents in accordance with the terms thereof (with such modifications as may be acceptable to the Administrative Agent and the Lenders in their sole discretion) (such transactions, collectively, the “Specified Refinancing Transaction”).
Notwithstanding anything to the contrary contained in the Amended Credit Agreement, the Loan Parties acknowledge and agree that the failure to comply with this Section 4 within the times provided herein shall constitute an immediate Event of Default under Section 8.01(b) of the Amended Credit Agreement.
5.Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent are satisfied or waived by the Administrative Agent and the Super-Majority Required Lenders (the date of such satisfaction or waiver, the “Eleventh Amendment Effective Date”):
(a)the Administrative Agent shall have received this Amendment, duly executed and delivered by the Loan Parties, the Administrative Agent and the Super-Majority Required Lenders;

(b)the Administrative Agent shall have received that certain Eleventh Amendment Fee Letter, dated as of the date hereof, duly executed by the Lead Borrower and the Administrative Agent (the “Fee Letter”);
(c)the Administrative Agent shall have received the new Approved Budget referenced in Section 1 above, which shall be in form and substance acceptable to the Administrative Agent in its sole discretion;
(d)the Lead Borrower shall have paid all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent in respect of this Amendment (including but not limited to (i) the reasonable and documented fees and expenses of counsel to the Administrative Agent in respect of this Amendment, (ii) the reasonable and documented fees and expenses of the Administrative Agent Consultant and (iii) the fees which are due and payable on the date hereof pursuant to the terms of the Fee Letter);
(e)no order, injunction or judgment has been entered into prohibiting the closing of the Amendment or any of the transactions contemplated to occur pursuant hereto;
(f)no Default or Event of Default shall have occurred or be continuing; and
(g)all representations and warranties contained in this Amendment (including those made in Section 6 hereof) are true and correct on and as of the Eleventh Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Eleventh Amendment Effective Date specifying its objection thereto.

6.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each other Loan Party hereby represents to the Administrative Agent and the Lenders as of the date hereof as follows:
(a)Such Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party.
(b)The execution and delivery of this Amendment by such Loan Party does not and will not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Loan Party is a party (other than Liens created under the Loan Documents in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law.
(c)This Amendment is a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(d)As of the Eleventh Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the Eleventh Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement.
(e)As of the Eleventh Amendment Effective Date and after giving effect to this Amendment, each Loan Party has complied with and is in compliance with all of the covenants set forth in the Amended Credit Agreement, including those set forth in Article VI and Article VII of the Amended Credit Agreement.
(f)As of the Eleventh Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.
7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).
8.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
9.Ratification and Reaffirmation.
(a)Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation.
(b)Each Loan Party hereby agrees and confirms that the Secured Obligations continue to be secured and guaranteed under and in accordance with the existing Loan Documents to which such Loan Party is a party, together with all other instruments and documents executed and delivered by such Loan Party as security for the Secured Obligations, and each such Loan Party hereby grants and re-grants to the Administrative Agent, for the ratable benefit of the Credit Parties, a security interest in all of such Loan Party’s right, title and interest in and to the Collateral (as defined in the Security Agreement), whether now owned or hereafter acquired by such Loan Party, wherever located, and whether now or hereafter existing or arising, as security for the payment or performance, as the case may be, in full of the Secured Obligations.
(c)Each Guarantor agrees that the Facility Guaranty (as defined in the Existing Credit Agreement) remains in full force and effect, and each Guarantor reaffirms the continued validity of, and ratifies, such Facility Guaranty, and agrees and confirms that its guarantee of the “Guaranteed Obligations” (as defined in the Existing Credit Agreement, and as amended by this Amendment) remains in full force and effect.
(d)To the extent such Loan Party is named as a debtor in any UCC financing statement in favor of the Administrative Agent (collectively, the “Existing UCC Financing Statements”), such Loan Party hereby ratifies its prior authorization for the Administrative Agent to have filed such Existing UCC Financing Statement naming such Loan Party as debtor.
10.Acknowledgement.
(a)The Loan Parties hereby reaffirm, acknowledge and agree that the Administrative Agent is entitled to engage and retain (directly or indirectly) one or more consultants or advisors from time to time in connection with the performance of its duties and obligations under the Loan Documents (including, at any time on or following the Eleventh Amendment Effective Date), and the Loan Parties shall and shall cause its Subsidiaries to cooperate with such advisors and consultants in performing the scope of their respectful engagements.
(b)Without limiting the Administrative Agent’s rights to implement other Reserves in accordance with the Credit Agreement, the Loan Parties specifically acknowledge and agree that the Administrative Agent may from time to time, in its Permitted Discretion, implement Availability Reserves to reflect claims and liabilities (including costs and expenses) that may need to be satisfied in connection with the realization upon the Collateral (including all such claims and liabilities (including costs and expenses) that may be incurred in connection with any insolvency or restructuring proceeding).
11.Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)On and after the Eleventh Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b)The Existing Credit Agreement and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.
(d)The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document.
12.Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
13.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
14.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
15.Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
16.Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, consultants, advisors, employees, agents and other representatives (the Administrative Agent and each other Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Existing Credit Agreement, Amended Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:        /s/ L. Daniel Menendez
    Name: L. Daniel Menendez
    Title: Vice President

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Revolving Lender and as the Swing Line Lender

By:        /s/ L. Daniel Menendez
    Name: L. Daniel Menendez
    Title: Vice President

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Revolving Lender

By:        /s/ Dillon Klahn
    Name: Dillon Klahn
    Title: Authorized Officer

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:        /s/ Katelyn Murray
    Name: Katelyn Murray
    Title: Authorized Signer

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

TRUIST BANK, as a Revolving Lender

By:        /s/ Kelly M. Thomas
    Name: Kelly M. Thomas
    Title: Vice President

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

CITIZENS BANK, N.A., as a Revolving Lender

By:        /s/ Monirah J. Masud
    Name: Monirah J. Masud
    Title: Senior Vice President

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

REGIONS BANK, as a Revolving Lender

By:        /s/ Bruce Kasper
    Name: Bruce Kasper
    Title: Managing Director

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION,
as successor to CAPITAL ONE BUSINESS CREDIT CORP.,
as a Revolving Lender

By:     /s/ Robert Johnson
Name: Robert Johnson
Title: Duly Authorized Signatory

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION,
as a Revolving Lender

By:     /s/ Paul L. Starman
Name: Paul L. Starman
Title: Vice President

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Revolving Lender

By:     /s/ Bryan R. DeBroka
Name: Bryan R. DeBroka
Title: Vice President

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:    /s/ Michael P. Huseby
Name:     Michael P. Huseby
Title:     Chief Executive Officer

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company

By:    /s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

Barnes & Noble Education, Inc.
Eleventh Amendment to Credit Agreement
Signature Page

ANNEX I

Approved Budget

[On file with the Administrative Agent]

ANNEX II

Amended Credit Agreement

[See Attached]